UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2016

CardioGenics Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

SIGNATURE

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Item 8.01 – Other Events

On November 2, 2015 CardioGenics Holdings Inc., a Nevada corporation (the “Company”), 2489528 Ontario Inc., an Ontario corporation and indirect subsidiary of the Company (“Acquisition Sub”) (collectively, the “Purchasers”), Plasticap and 1731861 Ontario Inc., an Ontario corporation (“173 Corp”) (collectively, the “Sellers”) entered into an asset purchase agreement pursuant to which Acquisition Sub acquired all of the assets of Plasticap and 173 Corp (the “Asset Purchase Agreement”). Also on November 2, 2015 the Purchasers and the Sellers closed the sale and purchase of all of the assets of Sellers by Acquisition Sub, pursuant to the terms of the Asset Purchase Agreement, all as more fully described in the Current Report on Form 8-K filed by the Company on November 9, 2015.

Following the closing, the Sellers, alleging breach of certain terms and conditions of the Asset Purchase Agreement by the Purchasers, refused to provide operational control of the purchased assets to Acquisition Sub despite the Purchasers’ requests and efforts to obtain such control. As the Purchasers fully dispute the Sellers’ allegations, the Purchasers’ Canadian attorneys made a written demand on the Sellers’ attorneys dated April 20, 2016 for repayment, no later than April 29, 2016, of CDN $379,288.84 paid to Sellers by the Company. If the Sellers do not repay such amount by the specified date, the Purchasers intend to pursue their legal remedies against the Sellers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
Name:	Yahia Gawad
Title:	Chief Executive Officer

Dated: April 26, 2016

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